UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 29, 2025
TRISALUS LIFE SCIENCES, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-39813	85-3009869
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

6272 W 91st Ave, Westminster, Colorado		80031
(Address of Principal Executive Offices)		(Zip Code)
(888) 321-5212
(Registrant's telephone number, including area code)
Not Applicable
(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:
☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.0001 par value	TLSI	Nasdaq Global Market
Warrants, each whole warrant exercisable for one share of registrant's common stock at an exercise price of $11.50 per share	TLSIW	Nasdaq Global Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Directors; Compensatory Arrangements of Certain Officers.
On January 29, 2025, the Board of Directors (the “Board”) of TriSalus Life Sciences, Inc. (the “Company”) increased the size of the Board to 11 directors and appointed William Valle as a Class I director of the Company and Gary Gordon as Class III director of the Company, with their term of office expiring at the 2027 and 2026 annual meeting of stockholders, respectively. There are no arrangements or understandings between Mr. Valle and Dr. Gordon, on the one hand, and any other person, on the other hand, pursuant to which Mr. Valle or Dr. Gordon was selected as a director. In addition, there are no transactions in which Mr. Valle or Dr. Gordon has an interest that would require disclosure under Item 404(a) of Regulation S-K.

Pursuant to the Company’s compensation policy for non-employee directors (the “Compensation Policy”), each of Mr. Valle and Dr. Gordon (x) will receive an annual cash retainer of $50,000 for service as a member of the Board, and (y) was granted on the effective date of his appointment (i) an option to purchase 35,000 shares of common stock, which represents the initial option award provided for under the Compensation Policy and will vest annually over a three-year period from the date of grant, and (ii) an option to purchase 6,250 shares of common stock, which represents the pro-rated portion of the annual option grant provided for under the Compensation Policy and will vest on the earlier of (A) the one-year anniversary of the grant and (B) the next annual stockholder meeting, subject to, in the case of each option, such director continuing to provide services as of each vesting date. The Compensation Policy also provides for further automatic annual option grants to purchase 15,000 shares of common stock on the date of each annual stockholder meeting, subject to vesting. Each of Mr. Valle and Dr. Gordon will enter into the Company’s standard form of Indemnification Agreement for directors of the Company.

Mr. Valle will also serve as a member of the Audit Committee of the Board (the “Audit Committee”) and the Compensation Committee of the Board (the “Compensation Committee”). Pursuant to the Compensation Policy, Mr. Valle will receive an additional annual cash retainer of $7,500 for his service as a member of the Audit Committee and $7,500 for his service as a member of the Compensation Committee.

Dr. Gordon will also serve as a member of the Science and Technology Committee of the Board (the “Science and Technology Committee”). Pursuant to the Compensation Policy, Dr. Gordon will receive an additional annual cash retainer of $7,500 for his services as a member of the Science and Technology Committee.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 31, 2025	TriSalus Life Sciences, Inc.

	By:	/s/ James Young
		Name:	James Young
		Title:	Chief Financial Officer